Exhibit 99

Manning & Napier, Inc. Reports First Quarter 2013 Earnings Results

FAIRPORT, NY, May 1, 2013—Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2013 first quarter results for the period ended March 31, 2013.

Summary Highlights

•	Economic income and economic net income, non-GAAP measures, of $40.1 million and $24.8 million, or $0.28 per adjusted share

•	Assets under management (“AUM”) at March 31, 2013 was $48.1 billion, compared with $45.2 billion at December 31, 2012

•	First quarter revenue increased 6% year-over-year and increased 4% sequentially to $90.3 million

•	Manning & Napier Group, LLC distributed to its members $31.3 million in cash for the quarter, resulting in a $0.16 per share first quarter dividend

•	Accretive repurchase of 498,497 Class A units held by legacy shareholders

Patrick Cunningham, Manning & Napier’s Chief Executive Officer, commented, “We delivered strong absolute and competitive relative investment results for our clients during the first quarter of 2013. Our focus on growth-oriented investments in the current slow economic growth environment has been a deliberate attempt to protect investors from reinvestment rate risk, or the risk of achieving low returns by reinvesting capital in lower growth stocks with relatively high dividend yields or lower yielding government-backed bonds, both historically considered “safe” investments. Our emphasis on companies with sustainable growth was rewarded in the first quarter.”

With respect to the overall business, Cunningham noted, “Fully mindful of the headwinds facing active managers, we continue to believe that active management will be critical to meeting client objectives over the long term, particularly in an environment where economic and political uncertainties remain. As a result, we continue to enhance the scope of current consultative solutions to our clients, invest in new product-and-service solution sets for the future, and expand the regional coverage of our sales and service representatives. Beyond these growth strategies, I am also pleased to announce that we finalized our new long term incentive plan for employees, continuing a long tradition of sharing equity with employees that prove to be key contributors to our growth over time, and ensuring that our incentives are aligned with those of our clients and shareholders.”

First Quarter 2013 Financial Review

Manning & Napier reported first quarter 2013 revenue of $90.3 million, an increase of 6% from revenue of $85.0 million reported in the first quarter of 2012, and an increase of 4% from revenue of $87.1 million reported in the fourth quarter of 2012. The changes in revenue resulted primarily from increases in average AUM. Average AUM for the quarter was $47.2 billion, which was a 10% and 6% increase from the first quarter of 2012 and the fourth quarter of 2012, when average AUM was $43.1 billion and $44.5 billion, respectively. Revenue as a percentage of average AUM was 0.78% for the first quarter of 2013 compared with 0.79% for the first quarter of 2012 and 0.78% for the previous quarter.

Operating expenses were $72.2 million, or $50.4 million, excluding non-cash reorganization-related share-based compensation of $21.7 million. The $50.4 million represents an increase of $5.2 million in operating expenses compared with the first quarter of 2012, and an increase of $3.7 million in operating expenses compared with the fourth quarter of 2012, excluding reorganization-related share-based compensation. The expense increase in the current quarter compared to both the first and fourth quarter of 2012 was due primarily to higher incentive compensation costs resulting from the strong absolute and relative investment performance during the first quarter of 2013 compared to the first and fourth quarters of 2012, as well as increases in asset-based costs associated with our fund and collective products including sub-transfer agent fees, 12b-1 fees and fund fee caps.

Generally Accepted Accounting Principles (“GAAP”)-based operating income was $18.1 million. Operating income, excluding non-cash reorganization-related share-based compensation, was $39.8 million for the quarter, an increase of $0.1 million over the first quarter of 2012 and a decrease of $0.6 million from the fourth quarter of 2012. Operating margin, excluding non-cash reorganization-related share-based compensation expense, was 44% for the first quarter of 2013, compared with 47% for the first quarter of 2012 and 46% for the fourth quarter of 2012.

The Company uses economic income and economic net income to provide greater clarity regarding the cash earnings of the business by removing non-cash reorganization-related share-based compensation charges, as defined in the Non-GAAP Financial Measures section below. On this basis, Manning & Napier reported first quarter 2013 economic income of $40.1 million compared with $40.1 million in the first quarter of 2012 and $40.5 million in the fourth quarter of 2012. Also for the first quarter of 2013, economic net income was $24.8 million, or $0.28 per adjusted share, compared with $24.8 million, or $0.28 per adjusted share, in the first quarter of 2012 and $25.0 million, or $0.28 per adjusted share, in the fourth quarter of 2012.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the first quarter was $16.4 million compared with net income of $34.4 million in the first quarter of 2012 and net income of $11.5 million in the fourth quarter of 2012. The decrease in net income compared to the first quarter of 2012 is attributable to the increase in non-cash reorganization-related share-based compensation expense of $18.0 million and the increase in net income compared to the fourth quarter of 2012 is due to a decrease in non-cash reorganization-related share-based compensation of $5.5 million. GAAP net income attributable to the common shareholders for the first quarter of $0.3 million, or $0.03 per basic and diluted share, reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

Assets Under Management

As of March 31, 2013, AUM was $48.1 billion, an increase of 6% from the $45.2 billion as of December 31, 2012 and 7% from the $44.7 billion as of March 31, 2012. As of March 31, 2013, the composition of the Company’s AUM was 55% in separate accounts and 45% in mutual funds and collective investment trusts, which is consistent with the composition as of December 31, 2012 and generally consistent with the AUM composition as of March 31, 2012 of 56% in separate accounts and 44% in mutual funds and collective investment trusts.

Since December 31, 2012, AUM increased by $2.9 billion, including increases of 6% in both separate account and mutual fund collective investment trust AUM. The $2.9 billion increase in AUM from December 31, 2012 to March 31, 2013 was primarily attributable to market appreciation as our net client flows were generally flat. As it relates to the Company’s separate accounts, outflows were mainly due to withdrawals from existing client accounts, as opposed to cancellations, as the annualized separate account retention rate continues to remain strong at 97% for the first quarter of 2013. The 2012 full year retention rate was 95%.

When compared to March 31, 2012, AUM increased by $3.3 billion from $44.7 billion, including an increase of $1.4 billion, or 6%, in separate account AUM and an increase of $1.9 billion, or 10%, in mutual fund and collective investment trust AUM.

Balance Sheet Review

As of March 31, 2013, cash and cash equivalents was $131.7 million, compared with $108.3 million as of December 31, 2012.

Summary of Classification Changes

Beginning with the first fiscal quarter 2013 results, the Company changed the presentation of certain items within its consolidated statements of operations. The changes consisted of the classification of 12b-1 distribution and servicing fees (“12b-1 fees”) and sub-custodian fees. The Company incurs 12b-1 fee expenses that are due to third party distributors of Manning & Napier Fund, Inc. series of mutual funds (the “Fund”) based on the AUM of designated share classes of the Fund. The Company incurs sub-custodian fees due to a third party that provides custodial services for those assets where Exeter Trust Company, a subsidiary of the Company, is the named custodian. The Company changed its presentation of 12b-1 fees and sub-custodian fees from “Other operating costs” to “Sub-transfer agent and shareholder service costs” to more appropriately reflect the nature of these costs as distribution and asset-based. The line was renamed “Distribution, servicing and custody expenses” to reflect the broader nature of the underlying expenses.

Amounts for the comparative prior fiscal year periods have been reclassified to conform to the current year presentation. This reclassification had no impact on previously reported total operating expenses, net income or financial position and does not represent a restatement of any previously published financial results. The impact is illustrated below:

	Three months ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(in thousands)
Sub-transfer agent and shareholder service costs, as previously reported	$13,231	$12,830	$12,471	$12,674
Reclassification	1,873	1,782	1,651	1,556

Distribution, servicing and custody expenses, as reclassified	$15,104	$14,612	$14,122	$14,230

Other operating costs, as previously reported	$10,242	$9,941	$9,259	$8,589
Reclassification	(1,873)	(1,782)	(1,651)	(1,556)

Other operating costs, as reclassified	$8,369	$8,159	$7,608	$7,033

Conference Call

Manning & Napier will host a conference call to discuss its first quarter 2013 earnings results on Thursday, May 2, 2013, at 8:00 a.m. ET. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 36673575. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through May 9, 2013. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 36673575. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its combined consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic income, economic net income and economic net income per adjusted share as financial measures to evaluate the profitability and efficiency of the Company’s business model. Economic income, economic net income and economic net income per adjusted share are not presented in accordance with GAAP.

Economic income excludes from income before provision for income taxes the reorganization-related share-based compensation, which results in non-cash compensation expense reported over the vesting period. In addition, upon the consummation of the initial public offering, the vesting terms related to the ownership of its employees were modified, including the Company’s named executive officers, other than William Manning. Such individuals were entitled to 15% of their pre-IPO ownership interests upon the consummation of the offering, and 15% of their pre-IPO ownership interests over the subsequent three years. The remaining ownership interests are subject to performance-based vesting over such three-year period. Such vesting terms will not result in dilution to the number of outstanding shares of the Company’s Class A common stock. As a result of such vesting requirements, the Company will recognize non-cash compensation charges through 2014.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s economic income less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 38.25% on economic income for each respective period, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming the weighted average exchangeable units of Manning & Napier Group, LLC are converted into the Company’s outstanding Class A common stock as of the respective reporting date, on a one-to-one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income portfolios as well as a range of blended asset portfolios, such as life cycle funds, that use a mix of stocks and bonds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 498 employees as of March 31, 2013.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations:

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

Manning & Napier, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenues
Investment management services revenue	$90,256	$87,130	$85,014
Expenses
Compensation and related costs	48,483	50,474	27,732
Distribution, servicing and custody expenses	15,915	15,104	14,230
Other operating costs	7,779	8,369	7,033

Total operating expenses	72,177	73,947	48,995

Operating income	18,079	13,183	36,019
Non-operating income (loss)
Non-operating income, net	310	43	395
Income before provision for income taxes	18,389	13,226	36,414
Provision for income taxes	1,997	1,751	1,990

Net income attributable to the controlling and the noncontrolling interests	16,392	11,475	34,424
Less: net income attributable to the noncontrolling interests	16,048	11,727	31,521

Net income (loss) attributable to Manning & Napier, Inc.	$344	$(252)	$2,903

Net income (loss) per share available to Class A common stock
Basic	$0.03	$(0.02)	$0.21

Diluted	$0.03	$(0.02)	$0.21

Weighted average shares of Class A common stock outstanding
Basic	13,583,873	13,583,873	13,583,873

Diluted	13,583,873	13,583,873	13,583,873

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Reconciliation of non-GAAP financial measures:
Net income (loss) attributable to Manning & Napier, Inc.	$344	$(252)	$2,903
Plus: net income attributable to the noncontrolling interests	16,048	11,727	31,521

Net income attributable to the controlling and the noncontrolling interests	16,392	11,475	34,424
Provision for income taxes	1,997	1,751	1,990

Income before provision for income taxes	18,389	13,226	36,414
Reorganization-related share-based compensation	21,740	27,238	3,709

Economic income	40,129	40,464	40,123
Adjusted income taxes	15,349	15,477	15,347

Economic net income	$24,780	$24,987	$24,776

Reconciliation of non-GAAP per share financial measures:
Net income (loss) available to Class A common stock per basic share	$0.03	$(0.02)	$0.21
Plus: net income attributable to the noncontrolling interests per basic share	1.17	0.86	2.32

Net income attributable to the controlling and the noncontrolling interests per basic share	1.20	0.84	2.53
Provision for income taxes per basic share	0.15	0.13	0.15

Income before provision for income taxes per basic share	1.35	0.97	2.68
Reorganization-related share-based compensation per basic share	1.60	2.01	0.27

Economic income per basic share	2.95	2.98	2.95
Adjusted income taxes per basic share	1.13	1.14	1.13

Economic net income per basic share	1.82	1.84	1.82
Less: Impact of Manning & Napier Group, LLC units converted to publicly traded shares	(1.54)	(1.56)	(1.54)

Economic net income per adjusted share	$0.28	$0.28	$0.28

Weighted average shares of Class A common stock outstanding	13,583,873	13,583,873	13,583,873
Weighted average exchangeable units of Manning & Napier Group, LLC	76,383,383	76,400,000	76,400,000

Weighted average adjusted Class A common stock outstanding	89,967,256	89,983,873	89,983,873

Manning & Napier, Inc.

Assets Under Management (“AUM”)

(in millions)

(unaudited)

For the three-months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total
As of December 31, 2012	$24,683.6	$20,525.3	$45,208.9	$20,470.7	$23,472.5	$1,265.7	$45,208.9
Gross client inflows	980.1	1,747.7	2,727.8	1,299.9	1,385.9	42.0	2,727.8
Gross client outflows	(1,154.9)	(1,592.7)	(2,747.6)	(1,097.4)	(1,580.6)	(69.6)	(2,747.6)
Market appreciation	1,722.4	1,168.9	2,891.3	1,235.4	1,655.8	0.1	2,891.3

As of March 31, 2013	$26,231.2	$21,849.2	$48,080.4	$21,908.6	$24,933.6	$1,238.2	$48,080.4
Average AUM for period	$25,770.8	$21,417.4	$47,188.2	$21,371.6	$24,579.8	$1,236.8	$47,188.2
As of September 30, 2012	$24,323.3	$19,944.7	$44,268.0	$20,497.8	$22,552.9	$1,217.3	$44,268.0
Gross client inflows	962.4	1,568.9	2,531.3	943.1	1,529.4	58.8	2,531.3
Gross client outflows	(1,182.0)	(1,620.3)	(2,802.3)	(1,219.3)	(1,550.5)	(32.5)	(2,802.3)
Market appreciation	579.9	632.0	1,211.9	249.1	940.7	22.1	1,211.9

As of December 31, 2012	$24,683.6	$20,525.3	$45,208.9	$20,470.7	$23,472.5	$1,265.7	$45,208.9
Average AUM for period	$24,423.3	$20,082.7	$44,506.0	$20,346.4	$22,913.1	$1,246.5	$44,506.0
As of December 31, 2011	$22,658.1	$17,542.0	$40,200.1	$18,122.5	$20,812.0	$1,265.6	$40,200.1
Gross client inflows	879.2	1,853.1	2,732.3	1,031.3	1,613.6	87.4	2,732.3
Gross client outflows	(939.3)	(1,472.2)	(2,411.5)	(820.2)	(1,494.5)	(96.8)	(2,411.5)
Market appreciation (depreciation)	2,229.7	1,981.4	4,211.1	1,324.5	2,887.9	(1.3)	4,211.1

As of March 31, 2012	$24,827.7	$19,904.3	$44,732.0	$19,658.1	$23,819.0	$1,254.9	$44,732.0
Average AUM for period	$23,972.9	$19,103.7	$43,076.6	$19,134.9	$22,683.2	$1,258.5	$43,076.6

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